                                                                   EXHIBIT 10.37


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of the 11th day of December, 1997, between GS INDUSTRIES, INC., a Delaware corporation ("Employer") and MARK G. ESSIG ("Employee").

                                    RECITALS:

         Employer and Employee desire to enter into this Agreement for purposes of setting forth the terms and conditions of Employee's employment with Employer. This Agreement shall be the definitive employment agreement of Employee with Employer and, except as specifically provided for herein, the terms and conditions of this Agreement shall supersede in all respects the terms and conditions of all previous agreements between Employee and Employer.

         NOW, THEREFORE, the parties hereby stipulate and agree as follows:

         1. Employer agrees to employ Employee as President and Chief Executive Officer of Employer effective January 12, 1998 or such earlier date as is mutually agreed. Employee shall have such powers and perform such duties as may be determined from time to time by the Board of Directors of Employer consistent with past practice.

         2. Employer agrees to pay Employee an annual base salary of Five Hundred Fifty Thousand Dollars ($550,000), payable in twelve (12) equal monthly payments. As a signing bonus and in partial compensation to Employee for the value of lost options and restricted stock with respect to his former employment, Employer agrees to pay Employee a one-time payment of Three Hundred Thirty-Three Thousand Three Hundred Thirty-Four Dollars ($333,334) at the time of the execution of this Agreement and, provided Employee's employment by Employer has not been terminated by Employer for Cause or by Employee without Good Reason at such times, to pay Employee the sum of Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($333,333) on January 1, 1999 and on January 1, 2000. In the event that all or any part of the long term incentive bonus of Three Hundred Fifty Thousand Dollars ($350,000) payable to Employee by his former employer in the first quarter of 1998 is not paid to Employee as a result of his resignation from employment with his former employer or his employment by Employer, Employer shall pay such unpaid amount to Employee as an additional sign-on bonus. Employer shall also reimburse Employee for the reasonable professional fees incurred by Employee in connection with the negotiation and execution of this Agreement and the employment relationship between the parties.

         3. During the period of Employee's employment under this Agreement, Employer shall provide Employee with the following benefits and reimbursements:

                  (a) Upon proof of payment, Employer shall reimburse Employee in accordance with Employer's policies for all monies advanced in connection with Employee's employment for expenses incurred by Employee on behalf of Employer.

                  (b) Employee shall be entitled to four (4) weeks paid vacation during each full calendar year and for a prorated amount of vacation for any partial calendar year. Vacation shall be taken at a time or times mutually agreeable with Employee and the Board of Directors of Employer. If requirements of Employer prevent Employee's taking all or any part of such vacation, Employee may elect to carry forward all unused vacation time (or part thereof) to the next succeeding calendar year in accordance with Employer's policies.

                  (c) Employee shall be entitled to the exclusive use of a late model luxury automobile to be provided by Employer. All reasonable expenses incident to the operation of such automobile, including fuel, oil, insurance, maintenance and repairs, shall be paid by Employer.

                  (d) Employee is required, as part of his employment, to entertain for the purpose of promoting the business of Employer. Employer agrees that business promotion will be facilitated by having Employee maintain membership in a luncheon club and in a country club. Employee shall be entitled to paid membership including, but not limited to initiation fees, in a luncheon club and in a country club selected with the mutual agreement of Employer and Employee.

                  (e) Employee shall be entitled to participate in Employer's health and accident insurance plans, group life insurance plans, travel and accident plans, major medical plans, pension plan, the long term disability insurance plan for salaried employees, and such other management employee benefit plans currently available to newly employed executive employees of Employer and that may be in effect from time to time subject to the condition that the Employer shall have the right, in its sole discretion, to terminate, change, modify or amend such benefit plans.

                  (f) Employee shall be designated as a participant in the Amended and Restated GS Industries, Inc. Supplemental Executive Retirement Plan (the "SERP") dated October 5, 1995, as amended; provided, that Employee's benefits under the SERP are modified as follows:

                           (i) the vesting provision of Section 7.1 of the SERP
is hereby modified with respect to Employee to eliminate forfeiture in the event that prior to Employee obtaining five (5) Years of Credited Service (as defined in the SERP) Employer terminates Employee without Cause, Employee terminates this Agreement for Good Reason or Employee dies; and

                           (ii) the Normal Retirement Benefit (as defined in the
SERP) shall not exceed 75% of the highest annual base salary paid to Employee by Employer which limitation shall apply for all purposes of the SERP including but not limited to in the determination of the Deferred Retirement Benefit; and

                           (iii) Years of Credited Service shall only include
service on or subsequent to the Commencement Date.

                  (g) Employee shall be entitled to receive a bonus under Employer's Annual Incentive Program with an individual multiplier of six (6) applicable to Employee. Employee shall be entitled to a minimum bonus for 1998 of Four Hundred Fifty Thousand Dollars ($450,000).

                  (h) Tax planning and preparation during Employee's employment under this Agreement shall be provided to Employee at Employer's expense by the Company's audit firm or by an alternative equivalent selected by Employer.

                  (i) Employer shall provide Employee with reimbursement and relocation expenses under Employer's Corporate Policy Statement with respect to such expenses with the following additions:

                           (i) Employer shall pay Employee the difference, if
any, by which the gross sale price of Employee's home located at 11420 Grandstone Lane, Cincinnati, Ohio is less than the appraised value of such property as of the date that Employee and his family vacate such property and permanently relocate to Charlotte and Employee shall transfer title to such property to Employer or its designee at such time; provided that Employee has not sold the property prior to such time. If, with the consent of Employer, Employee sells the property to a third party prior to permanently relocating to Charlotte for a gross sale price less than the appraisal value, Employer shall pay Employee the difference between such gross sale price and the appraisal value; and

                           (ii) Reimbursement of temporary living and commuting
expenses reasonably incurred by Employee and his immediate family pending his permanent relocation to Charlotte shall be extended beyond the time period in the Corporate Policy Statement as reasonably requested by Employee and, the amount of such reimbursement shall be grossed up to the extent that such reimbursed expenses are taxable to Employee.

         4. If Employee becomes disabled during the period of his employment under this Agreement such that he is unable to perform the regular duties of his employment on a full-time basis, he shall continue to receive the annual base salary and other benefits extended, paid or granted to him hereunder until either (a) his restoration to active service for Employer, (b) his death, or (c) twelve (12) months after commencement of the disability, whichever date or event first occurs. Any dispute between Employer and Employee as to the disability of Employee shall be determined by a doctor of medicine selected by Employee and agreed to by Employer.

         5. During the term of this Agreement or any extension thereof, Employee shall devote his entire time and energy to the furtherance of the businesses of Employer and shall not work in any advisory or other capacity for any other individual, firm or corporation without first having obtained the written consent of Employer thereto.

         6. As part of the consideration given by Employee for the considerations paid to him by Employer, Employee agrees that he will not use, divulge, publish or otherwise reveal, either directly or indirectly, to any person, firm or corporation during the term of his employment or for a period of two (2) years after termination thereof any business or operational know-how or customer lists with regard to the financial or other affairs of Employer or any knowledge or information or any facts concerning any formulas, methods, inventions or devices used by Employer or its affiliated companies and disclosed to Employee by reason of his employment; provided, that the obligation of Employee to maintain the confidentiality of business or operational know-how, formulas, methods, inventions or devices used by Employer or its affiliated companies and disclosed to Employee by reason of his employment shall continue indefinitely. Upon termination of employment and at the written request of Employer, Employee shall turn over to Employer all documents, including customer lists, books and records, calculations, descriptions, drawings, models and designs, with Employer and are in any way connected with Employer's business.

         7. In further consideration of the salary paid to him by Employer, Employee agrees that he will promptly communicate, disclose and deliver to Employer any and all inventions, discoveries and other improvements relating to equipment, devices, methods, formulas, or processes of any nature whatsoever which are created or developed by Employee while in the employ of Employer ("Discoveries"). To the maximum extent permitted under North Carolina General Statutes Sections 66-57.1 and 66-57.2 (as the same may be amended from time to time), such Discoveries and any patent rights, copyrights and other intellectual property rights relating thereto shall constitute the sole property of Employer and its successors and assigns. Employer shall have the right, at its expense, to apply for United States and foreign patents on any such inventions, discoveries or other improvements in the name of Employee, and Employee, upon request, shall at once execute all documents relating to he application for and assignment to Employer of such applications and patents without further compensation for such assignment.

         8. The term of this Agreement shall begin on January 12, 1998 or such earlier date as is mutually agreed (the "Commencement Date") and shall continue indefinitely until terminated as provided in this paragraph or until the death of Employee.

                  (a) Either party may terminate this Agreement without Cause, by giving the other party sixty (60) days prior written notice of termination.

                  (b) If Employer terminates this Agreement without Cause or Employee terminates this Agreement with Good Reason , Employee shall be entitled to the following:

                           (i) a lump sum payment equal to twice the amount of
Employee's annual base salary then in effect;

                           (ii) a bonus under the Annual Incentive Program for
the calendar year of the termination and a bonus for the ensuing calendar year payable when bonuses are paid to other employees under the Annual Incentive Program unless Employer and Employee agree to a lump sum or other settlement of such benefit;

                           (iii) continuation of Employee's other benefits set
forth in paragraph 3 hereof (other than under Employer's qualified pension plan, section 401(k) plan or similar benefits where continuation of coverage for Employee is prohibited) for a period of two years from the date of termination; and

                           (iv) continued vesting under the Stock Option
Agreement between Employer and Employee of even date herewith and under the SERP for a period of two (2) years.

         Notwithstanding the provision of this paragraph 8(b), if Employer gives Employee written notice on or before six months prior to fourth anniversary of the Commencement Date, this paragraph 8(b) shall be modified by adding the words "prior to the fourth anniversary of the Commencement Date" after the words "Good Reason"; and (i) the two year time periods set forth in paragraph 6 and paragraph 10 of this Agreement shall be changed to one year; and (ii) paragraphs 8(c) and (d) below shall become effective. If Employer does not give such written notice, the foregoing modifications to paragraphs 8(b), 6 and 10 shall be of no force and effect, and paragraphs 8(c) and 8(d) below shall be of no force and effect.

                  (c) If Employer terminates this Agreement without Cause or Employee terminates this Agreement with Good Reason after the fourth anniversary of the Commencement Date and prior to the fifth anniversary of the Commencement Date, Employee shall be entitled to the following:

                           (i) a lump sum payment equal to twelve months base
salary then in effect plus one month for each full calendar month remaining in the fifth contract year;

                           (ii) a bonus under the Annual Incentive Program for
the calendar year of the termination and, if such termination occurs on or before the 31st day of December of the fifth contract year, a bonus under the Annual Incentive Program for the ensuing calendar year payable when bonuses are paid to other employees under the Annual Incentive Program unless Employer and Employee agree to a lump sum or other settlement of such benefit; and

                           (iii) continuation of employee's other benefits set
forth in paragraph 3 hereof (other than under Employer's qualified pension plan, Section 401(k) plan or similar benefits where continuation of coverage for Employee is prohibited) and continued vesting under the Stock Option Agreement between Employer and Employee of even date herewith and under the SERP for a period of twelve months plus one month for each full calendar month remaining in the fifth contract year.

                  (d) If Employer terminates this Agreement without Cause or Employee terminates this Agreement with Good Reason at any time after the fifth anniversary of the Commencement Date, Employee shall be entitled to the following:

                           (i) a lump sum payment equal to Employee's annual
base salary then in effect;

                           (ii) a bonus under the Annual Incentive Program for
the calendar year of the termination payable when bonuses are paid to other employees under the Annual Incentive Program unless Employer and Employee agree to a lump sum or other settlement of such benefit; and

                           (iii) continuation of Employee's other benefits set
forth in paragraph 3 hereof (other than under Employer's qualified pension plan, Section 401(k) plan or similar benefits where continuation of coverage for Employee is prohibited) and continued vesting under the SERP for a period of twelve months.

                  (e) Employer may also terminate this Agreement at any time, without notice, for Cause. "Cause" means (i) after written demand from the Board of Directors of Employer which reasonably identifies the conduct or obligation required of Employee and, after a reasonable time for Employee to cure such demand if curable, (w) the willful failure by Employee to perform duties or adhere to policies reasonably requested or reasonably prescribed by the Board of Directors of Employer, (x) the engaging by Employee in conduct which is materially injurious to Employer or any of its subsidiaries, (y) the willful and material failure of Employee to comply with the Corporate Policies of Employer including the requirements of Employer's Code of Business Conduct and its Antitrust and Trade Regulation Policy, or (z) gross negligence or willful misconduct by Employee in the performance of his duties which results in, or causes, harm to the Employer or any of its subsidiaries, (ii) Employee's conviction of a crime involving fraud or misrepresentation, a gambling-related offense or a felony or (iii) Employee's abuse of illegal drugs or other controlled substances or Employee's habitual intoxication.

                  (f) For purposes of the Agreement, Good Reason shall mean the occurrence of any of the following prior to Employee's 65th birthday:

                           (i) a material diminution of Employee's duties and
responsibilities; or

                           (ii) the failure of Employee to be elected to the
Board of Directors of Employer or the removal of Employee as a Director of Employer or as Chief Executive Officer of Employer other than for Cause; or

                           (iii) a reduction in Employee's annual base salary or
a material, adverse change in the benefit plans or programs set forth in paragraph 3 hereof; or

                           (iv) the relocation of Employee's principal place of
employment more than 50 miles from Charlotte, North Carolina; or

                           (v) a sale or other transfer of a material part of
the business or operations of Employer without the consent of Employee if, at the time of such sale or transfer, it appears likely that it will have material adverse effect on Employee's prospects for a bonus under Employer's Annual Incentive Program unless an equitable adjustment is made in the method of determining Employee's bonus such that such sale or transfer is not likely to have a material adverse effect on Employee's bonus prospects; or

                           (vi) during the thirty (30) day period immediately
following the nine (9) calendar month period subsequent to the calendar month during which a Change In Control (as defined in the Executive Severance Agreement referred to in paragraph 9 below) occurs, Employee gives written notice to Employer that Employee is terminating this Agreement for Good Reason. In such notice Employee shall specify the date of termination which, unless otherwise agreed by Employee and Employer, shall not be less than sixty (60) days nor more than ninety (90) days following the end of the nine calendar month period. During the notice period, Employee shall continue to receive his full salary and benefits, provided Employee satisfactorily performs his duties during the notice period (unless relieved of those duties by Employer).

                  (g) Anything herein to the contrary notwithstanding, if Employee becomes disabled during the term of this Agreement, he shall be solely entitled to the payments provided under paragraph 4 of this Agreement.

         9. Executive Severance Agreement. Employer and Employee have entered into an Executive Severance Agreement of even date herewith, the terms of which are incorporated herein. Anything in this Agreement or in the Executive Severance Agreement to the contrary notwithstanding, any payments made or benefits provided under the Executive Severance Agreement shall mitigate any payments or benefits required to be provided under this Agreement and any payment made or benefits provided under this Agreement shall mitigate any payments or benefits required to be provided under the Executive Severance Agreement.

         10. For a period of two (2) years after termination of his employment with Employer, Employee will not accept employment in, or himself carry on, or provide consulting or other services to a competitive business in the Territory (defined below), if in such connection he is required to serve, with regard to products competitive with the material product lines of Employer or any of its subsidiaries, along the same or similar lines as he was engaged in with Employer. For the purposes of this Paragraph 10, "Territory" means: (a) Mecklenburg County, North Carolina; (b) Jackson County, Missouri; (c) Mecklenburg County and Jackson County; (d) the State of Missouri; (e) the State of North Carolina; (f) the states of North Carolina, South Carolina and Missouri; (g) the states in the United States east of the Mississippi Rover; (h) all the states in the continental United States; (i) all of the states in the United States and (j) all of the countries in the world wherein Employer or its subsidiaries and affiliated companies have conducted business directly or through joint ventures with third parties during the twelve (12) month period immediately prior to the termination of Employee's employment with Employer. For a period of two (2) years after termination of his employment with Employer, Employee shall not solicit the employment of any person that is an employee of Employer or any of its subsidiaries or affiliated companies.

         11. This contract shall be governed by and construed according to the laws of the State of North Carolina.

         12. The provisions of this Agreement are severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity or enforceability of any other provision.

         13. Employee has carefully read and considered the provisions of this Agreement and agrees that the restrictions set forth herein are fair and reasonably required for Employer's protection.

         14. This Agreement shall be binding upon, and shall insure to the benefit of, the parties and their respective successors, heirs and assigns.

         15. The provisions of paragraphs 6, 7, 8, 9, 10 and 17 of this Agreement shall survive the termination of Employee's employment with Employer for any reason.

         16. A delay or omission of either party to exercise any right or power arising from any default by the other party shall not impair any right or power of the non-defaulting party or be construed to be a waiver of any such default. A waiver by either party of any breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any other breach of the same or any other provision of this Agreement.

         17. Any dispute under this Agreement (except for disputes arising under paragraphs 6, 7 and 10 above) and, anything in the Stock Option Agreement between Employer and Employee of even date herewith to the contrary notwithstanding, any dispute under the Stock

Option Agreement shall be submitted to binding arbitration in Charlotte, North Carolina pursuant to the rules of the American Arbitration Association. The decision of the arbitrator(s) shall be final. Except as hereafter provided, Employer and Employee shall each bear their own attorney's fees and shall share equally the cost of arbitration. However, if Employee prevails in a challenge by Employee to Employer's assertion of the existence of Cause for termination or in a challenge by Employer to Employee's assertion of the existence of Good Reason for termination, Employee shall be reimbursed by Employer for all reasonable costs and expenses incurred by Employee in such challenge, including reasonable attorney's fees.

         18. The foregoing constitutes the complete agreement and understanding between the parties hereto with respect to the subject matter hereof. Any changes or alterations in this Agreement shall be valid only if set forth in writing and signed by both parties.






                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first above written.

                                             GS INDUSTRIES, INC.


                                             By:    /s/ Roger Regelbrugge
                                                    ----------------------------
                                             Title: Chairman
                                                    ----------------------------



                                             /s/ Mark G. Essig
                                             -----------------------------------
                                             MARK G. ESSIG